UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name of Company as Specified in Charter)

Massachusetts	1-6549	04-2240991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike, Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (978) 262-8700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On September 8, 2010, the Board of Directors of American Science and Engineering, Inc., a Massachusetts corporation (the “Company”), approved a new form of Indemnification Agreement (the “Indemnification Agreement”) and authorized the Company to enter into such form of Indemnification Agreement with each of its directors and executive officers (each, an “Indemnitee”).  Once effective, the Indemnification Agreement will supersede and replace any existing contractual indemnification agreements between the Company and such directors and officers.

Under the terms of the Indemnification Agreement, subject to the satisfaction of conditions and compliance with procedures specified in the Indemnification Agreement, the Company will, to the fullest extent permitted by law, indemnify the Indemnitee against liability and expenses incurred in connection with any proceeding as to which the Indemnitee is made a party, or threatened to be made a party, by reason of the Indemnitee’s status as a director and/or officer of the Company.

The Company will indemnify the Indemnitee if:

•                  the Indemnitee conducted himself or herself in good faith, he or she reasonably believed that his or her conduct was in the best interests of the Company or that his or her conduct was at least not opposed to the best interests of the Company, and in cases of criminal proceedings, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful; or

•                  the Indemnitee engaged in conduct for which a director of the Company is not liable under a provision of the Company’s Restated Articles or Organization, as amended, authorized by Section 2.02(b)(4) of Chapter 156D of the General Laws of the Commonwealth of Massachusetts (“Section 2.02(b)(4)”).

In addition to and not in limitation of the foregoing, if an Indemnitee is otherwise wholly successful in the defense of a proceeding (which includes termination of the claim, issue or matter by dismissal), the Company will indemnify the Indemnitee, to the fullest extent permitted by law, against all reasonable expenses incurred by or on behalf of the Indemnitee in connection with such proceeding.

Under the Indemnification Agreement, the Company is also required to advance any and all expenses incurred by or on behalf of the Indemnitee in connection with a proceeding, provided that the Indemnitee furnishes the Company with (i) a written affirmation of the Indemnitee’s good faith belief that he or she has met the applicable standard of conduct and (ii) an unlimited undertaking to repay all amounts so advanced in the event that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

The Company will not indemnify, or advance expenses to, the Indemnitee in connection with a proceeding initiated by the Indemnitee unless (i) the initiation thereof is approved by the Company’s Board of Directors or (ii) the Indemnitee has been wholly successful, on the merits or otherwise, in such proceeding.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENCE AND ENGINEERING, INC.

Date: September 9, 2010	By:	/s/ Patricia A. Gray
Patricia A. Gray
Senior Vice President, General Counsel and Clerk

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement between American Science and Engineering, Inc. and each of its directors and executive officers